Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-117811, 333-127876, 333-137332, and 333-149049 on Form S-8 of our report dated February 27, 2009, relating to the financial statements of MannKind Corporation and of our report dated February 27, 2009 relating to the effectiveness of MannKind Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of MannKind Corporation for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Los Angeles, California
February 27, 2009

103